EXHIBIT 10.23

NOTE AND TRUST DEED MODIFICATION AGREEMENT
OF JANUARY 2009

I.           BACKGROUND:  Effective August 5, 2005, the undersigned Calais Resources, Inc, a British Columbia corporation (“Calais-BC”), and Calais Resources Colorado, Inc, a Nevada corporation (“Calais-CO”) (collectively, the “Calais Companies”) executed a promissory note (the “Note”) in which Calais-BC and Calais-CO promised to pay Duane A. Duffy, Glenn E. Duffy, James Ober, and Luke Garvey (Holders herein) the sum of $807,650.11.  Concurrently, the Calais Companies and the Holders entered into a Security Agreement, pursuant to which the Calais Companies executed a deed of trust encumbering certain real property located in Boulder County, Colorado.  On or about December 15, 2005, the Calais Companies made a principal payment due under the Note in the amount of $166,000.  In March 2007, following a default by the Calais Companies on further payments, the Note was modified and extended to require monthly installment payments of $75,000.00 on the fifteenth (15th) day of each month, beginning April 15, 2007 and continuing until the entire Note balance was paid.  No monthly payments were made by the Calais Companies.  On or about March 31, 2007, the Calais Companies made a further payment of $200,000 on the amount due and payable.  In November 2007, the Calais Companies and the Holders agreed to a further modification of the Note to extend repayment terms through April 1, 2008, pending the expected resolution by the Calais Companies of certain financial issues.  Subsequent to the April Agreement on April 1, 2008 Calais made a payment of $100,000, an additional payment of $50,000 on May 1, 2008, and an additional payment of $25,000 on June 20, 2008.  As of August 1, 2008 the agreed to balance is $816,800.07.  A payment in the amount of $12,500 was made on August 5, 2008.

In the interest of assuring full payment of all principal and interest due under the Note as modified, the Calais Companies and the Holders now agree to revise and amend the terms of the Note further, as follows:

II.           AGREEMENTS OF THE PARTIES:

A.
The balance due under the Note as of January 1, 2009 shall be $861,725.19 as set forth on attached Exhibit 1.  Commencing January 1, 2009, interest on the unpaid balance shall accrue at a rate of 15.9 percent per annum through the date on which the unpaid balance is paid in full.

B.
The Calais Companies shall make an initial payment of $20,000 on May 1, 2009, and shall thereafter pay, on or before the first day of each of the (7) seven succeeding months, commencing June 1, 2009, the sum of $50,000 per month.  Commencing January 1, 2010 the monthly payment will be increased to $100,000 per month and will be paid until the loan balance including all interest and fees is paid in full.

C.	The Calais Companies shall issue new warrants to the Duffy Group as summarized below with an exercise price of $0.12 and expiration date of January 1, 2020.

Name                                                Number of New Warrants

Duane Duffy                                                           1,656,064

Glenn Duffy                                                           1,806,064

James Ober                                                              297,184

Luke Garvey                                                              297,184

Previously issued warrant documents for Calais Resources will be returned to the Company.

D.	All payments to Holders by the Calais Companies, shall be delivered to each Holder directly in accordance with the following allocation:

Duane A. Duffy – 40.3746%
Glenn E. Duffy – 40.3746%
James Ober -- 9.6254%
Luke Garvey -- 9.6254%

Cash payments shall be delivered by wiring the respective funds to each Holder in accordance with instructions to be furnished by electronic mail to David K. Young at DYoung1619@aol.com.

All modifications of the Note described herein shall also modify the terms of the deed of trust and security agreement referenced herein.. All other terms of the Note and such deed of trust and security agreement shall remain in full force and effect.

Executed on the dates shown below by:

CALAIS RESOURCES, INC.	CALAIS RESOURCES COLORADO, INC.

By: _______________________________	By: __________________________
David K. Young	David K. Young
President and Chief Executive Officer	President and Chief Executive Officer

STATE OF COLORADO                  )
) ss.
COUNTY OF ____________         )

On this ____ day of _______________, 2009, before the undersigned officer, personally appeared David K. Young, who acknowledged himself to be the President and Chief Executive Officer of Calais Resources, Inc. and Calais Resources Colorado, Inc., and who, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing on behalf of each such corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

My Commission Expires:                                                                           ___________________________________
                                                                                                                        Notary Public
_______________________

Duane A. Duffy

________________                                                                      ___________________________________
Date                                                                          Duane A. Duffy

STATE OF COLORADO                  )
) ss.
COUNTY OF ____________         )

The foregoing instrument was acknowledged before me on this _____ day of ________, 2008, by Duane A. Duffy.

My Commission Expires:                                                                           ___________________________________
                                        Notary Public
_____________________

Glenn E. Duffy

__________________________________
Date                                                                       Glenn E. Duffy

STATE OF FLORIDA                       )
) ss.
COUNTY OF ____________         )

The foregoing instrument was acknowledged before me on this _____ day of ________, 2008, by Glenn E. Duffy.

My Commission Expires:                                                                           ___________________________________
                                       Notary Public
_______________________

Luke Garvey

__________________________________
Date:                                                                           Luke Garvey

STATE OF______________          )
) ss.
COUNTY OF ____________         )

The foregoing instrument was acknowledged before me on this _____ day of ________, 2008, by Luke Garvey.

My Commission Expires:                                     ___________________________________
Notary Public
_______________________

James Ober

__________________________________
Date:                                                                           James Ober

STATE OF______________          )
) ss.
COUNTY OF ____________         )

The foregoing instrument was acknowledged before me on this _____ day of ________, 2008, by James Ober.

My Commission Expires:                                   ___________________________________
Notary Public
_________________________

Exhibit 1

Calculation of Note Principal as of January 1, 2009

Item	Interest / Day	Days	Amount	New Principal
Principal and interest due as of August 1, 2008:				$816,800.07
Payment - $12,500 on August 5, 2008			$12,500.00	804,300.07
Per Diem Interest Accruing since August 1, 2008 to Sept 1, 2008 at 15.9% APR	$350.37	31	10,861.36	$815,161.43
Per Diem Interest Accruing since Sept 1, 2008 to Dec 31, 2008 at 15.9% APR	$355.10	122	$43,321.92	858,483.35
Late Fees for Sept, Oct, Nov, Dec 2008 with interest			$3,241.84	861,725.19
Total Amount Due – Dec 31, 2008				$861,725.19